                                                                    EXHIBIT 10.2

                                                                  Amendment No.7

                   AMENDMENT NO. 7 TO THE AMENDED AND RESTATED
                       SYSTEM EQUIPMENT PURCHASE AGREEMENT

      THIS AMENDMENT NO. 7 (this "Amendment" or "Amendment No. 7") is made and entered into by and between CRICKET COMMUNICATIONS, INC., a Delaware corporation ("Owner") and LUCENT TECHNOLOGIES INC., a Delaware corporation ("Vendor"), collectively (the "Parties") and is effective as of the 1st day of January, 2005 (the "Amendment No. 7 Effective Date").

                                    RECITALS

      A. WHEREAS, Owner and Vendor are parties to that certain Amended and Restated System Equipment Purchase Agreement, dated as of June 30, 2000 (the "SEPA"), as amended by Amendment No. 1, effective March 22, 2002 ("Amendment No. 1"), Amendment No. 2, effective March 22, 2002 ("Amendment No. 2"), Amendment No. 3, effective March 22, 2002 ("Amendment No. 3"), Amendment No. 4, effective September 10, 2002 ("Amendment No. 4"), the Letter Agreements dated September 30, 2002 and December 30, 2002 (the "Letter Agreements"), Amendment No. 5, executed on September 23, 2003 ("Amendment No. 5"), and Amendment No. 6 effective February 4, 2004 ("Amendment No. 6"); The SEPA, Amendment Nos. 1-6 and the Letter Agreements are collectively referred to herein as (the "Contract" or "SEPA").

      B. NOW, THEREFORE, incorporating the Recitals herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Vendor and Owner agree as follows:

1. EFFECTIVE DATE

This Amendment shall become effective as of the Amendment No. 7 Effective Date.

2. SCOPE

Except as expressly modified herein, the terms of the SEPA, including all attachments, shall remain in full force and effect. To the extent there may be any conflicts as related to the subject matter herein, the documents shall control and take precedence in following order: (a) this Amendment; (b) the SEPA; and (c) attachments to the SEPA.

All capitalized terms not otherwise defined herein shall have the same meaning and effect as in the SEPA. In the event of any conflict between the terms of this Amendment and the SEPA, the terms and conditions of this Amendment shall apply with respect to the Products and Services to be offered hereunder.

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                                                                  Amendment No.7

3. AGREEMENT MODIFICATIONS

      a. Section 1.1- "Contract Term" - of the SEPA, as amended by Amendment No. 5 which extended the Contract Term of SEPA to March 31, 2005, shall be and is hereby further amended by replacing March 31, 2005 with "March 31, 2008."

      b. Section 1.1 - "Annual Release Maintenance Fee" - The definition of "Annual Release Maintenance Fee" (sometimes also referred to as "ARMF") in the SEPA is hereby deleted and replaced in its entirety with the following:

      "Annual Release Maintenance Fee" - shall mean those fees specified in
      Section 6 as incorporated into the SEPA pursuant to Section 3(c) of this Amendment No. 7 to be paid by Owner to Vendor and that entitle Owner to i) receive all Software Enhancements, Software Maintenance Releases, Software Combined Releases, Software Updates and Software Upgrades for all Software in which Owner holds a RTU License to use such Software, ii) receive technical support for Owner's wireless Equipment purchased from Vendor via Vendor's AMPS/PCS Wireless Network Remote Technical Support Advantage (" Mobility RTSA") statement of work, attached hereto as Attachment A, iii) receive technical support for Owner's INS data products (CBX and PSAX) purchased from Vendor via Vendor's RTS Advantage NE/EMS ("INS RTSA") statement of work as previously incorporated into the SEPA via Amendment No. 6, and iv) receive up to [ * * * ].

      c. New Section 6 - ARMF. The original Section 6 of the SEPA was deleted in its entirety by Amendment No. 5. The following new Section 6 shall be hereby added to the SEPA:

            "SECTION 6. ARMF

            6.1 ARMF Invoicing/Credits/Payment - The total annual charge for ARMF beginning with calendar year 2005 shall be [ * * * ] currently in Commercial Service in Owner's network for Mobility RTSA (including without limitation all Software Enhancements, Software Maintenance Releases, Software Combined Releases, Software Updates and Software Upgrades) based on Owner's existing network consisting of 19 operational ECPs), plus [ * *
      * ] annually for INS RTSA as allocated per elements as described in
      Schedule 1 "2005 Annual RTS-A Fees for CBX and PSAX" of this Amendment No.
      7. Vendor shall invoice Owner quarterly on the first day of each calendar quarter. The ARMF due for the first calendar quarter of 2005 shall be invoiced by Vendor upon execution of this Amendment No. 7. Owner's payment of the first quarterly invoice and any subsequent quarterly invoices, shall take into account any credits due Owner for i) payments made under ARMF prior to the execution of this

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                                                                  Amendment No.7

      Amendment for which the benefit period includes any portion of calendar 2005 and ii) the release of any remaining a) Deposit Amount related to RS&R and b) RES Deposit related to RES. If such credits due Owner exceed the ARMF amount due for the first calendar quarter of 2005, such excess shall be carried forward and applied against the ARMF for the second calendar quarter of 2005. Should an ARMF be due for the first calendar quarter of 2005 (after application of the preceding credits), then Owner shall promptly make payment to Vendor for receipt within 5 days of Owner receiving such ARMF invoice. Future payments shall be subject to the existing payment provisions of the SEPA.

            6.2 ARMF Adjustments - ARMF for ECPs added to existing Markets shall be [* * *]. ARMF for ECPs added to new Markets (Markets deployed subsequent to January 1, 2005) shall be [ * * * ]. ARMF for ECPs added during a calendar quarter shall be billed and due in subsequent calendar quarters after Owner places such ECP in Commercial Service. ARMF for ECPs removed from operation in a calendar quarter shall be removed from the ARMF to be billed in subsequent calendar quarters after such ECP is removed by Owner from Commercial Service." Additions or deletions of PSAX/CBX elements shall be adjusted in the subsequent quarter following such addition or deletion at the prices per element as described in
      Schedule 1 attached to this Amendment No.7.

      d. ARMF Exhibits - Exhibit B-5, Exhibit B-6 and Exhibit N of the SEPA shall be replaced in their entirety with Vendor's Mobility RTSA (attached hereto as Attachment A) and INS RTSA (previously incorporated into the SEPA via Amendment 6).

      e. Section 13.1 - RTU License. The first sentence of Section 13.1 shall be deemed replaced with the following new sentence: "Upon delivery of, and payment for, Software, the Owner is hereby granted a personal, non-exclusive, fully paid-up, [ * * * ] right to use license for the Software delivered ("RTU License"), to operate the specific Equipment, processor or product line for which the licenses to use the Software are initially granted, or temporarily on any comparable replacement if any such Equipment, processor or product line becomes inoperative."

      f. Section 14.1.1 - Software Upgrades, Software Maintenance Releases, Software Enhancements and Combined Releases. The words "calculated pursuant to Exhibit B-5" shall be deemed deleted from the first sentence of Section 14.1.1 of the SEPA. Also, the second sentence of Section 14.1.1 shall be deemed replaced with the following: [* * *]

      g. Section 18.6 Warranty Claim Procedures, subsection (b). Section 18.6(b) language shall be deemed deleted and replaced with the following:

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                                                                  Amendment No.7

      "The Vendor agrees to commence work pursuant to any Warranty as soon as practicable, but the Vendor shall use reasonable efforts to commence such Work in no event later than [ * * * ] hours after notification of any claim under any Warranty and to use its best efforts to cure such Defect and Deficiencies promptly. The foregoing notwithstanding, in the event the Owner reasonably determines that an emergency situation exists, the Vendor shall [ * * * ] after notification by the Owner. If in an emergency warranty service situation, the Owner and/or the Vendor determines that due to the particular circumstances, on-site technical assistance is necessary, the Vendor shall dispatch emergency service personnel to the site in accordance with the terms of the Contract. The Vendor agrees to commence work on all Products, Services, or any Defects and Deficiencies, as the case may be, materially impairing service to subscribers, System performance, billing, administration and/or maintenance as soon as practicable, but in no event later than [ * * * ] after notification of such defect, and the Vendor shall cure such defect as promptly as practicable."

      h. Section 18.7 - Technical Assistance. Section 18.7 shall be deemed to reference to [the Mobility RTSA (Attachment A of this Amendment No. 7) and the INS RTSA incorporated into the SEPA per Amendment No. 6], instead of to Exhibit N.

      i. Section 8.4 and 8.5 of the SEPA - shall be modified as follows with respect to the RS&R Repair Pricing, RS&R Deposit Amount and RES Deposit.

      Owner's obligation to maintain the Deposit Amount [* * *] and RES Deposit [* * *] shall cease as of [* * *], provided however Vendor reserves the right to re-institute such deposits in the future should Owner's financial condition warrant such re-instatement. Furthermore, Vendor's pricing to Owner with respect to [* * *].

      RES will be extended for the remaining Contract Term under the terms of the current RES Statement of Work and at the current rate of [* * *], starting [* * *].

      j. Exhibit B "Discount Structure for Cricket Communications" shall be and is hereby amended by adding the following new paragraph to Exhibit B as follows:

      Effective as of January 1, 2005:

      - 5ESS discounted pricing shall be [* * *] off Vendor's standard list price then in effect.

      -     SCO pricing will be [* * *]

      - Other bulk offers to purchase Products will be considered for special discounts on a per order basis.

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                                                                  Amendment No.7

      - Model pricing for BTS Mod Cells shall include BTS Mod Cell 3.0 pricing as follows:

            - New Mod Cell 3.0, 3S, F1, 64Channel Elements, with 4 hour battery backup shall be at [* * *].

            - New Mod Cell 3.0 Outdoor, 3S, F1/F2, 64 Channel Elements, with 4 hour battery backup shall be at [* * *].

            -     New Carrier Upgrade pricing shall be as follows:

                  - Carrier Upgrade to F2 or F3, with 64 Channel Elements shall be at [* * *].

                  - Carrier Upgrade to F4 (growth cabinets) with 64 Channel Elements shall be at [* * *].

      Effective retroactively as of December 1, 2004 - Owner's charge of [* * *] for feature activation shall be deleted for all future carriers deployed in Owner's network.

      k. [* * *].

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                                                                  Amendment No.7

IN WITNESS WHEREOF, the authorized representatives of the parties hereto have executed this Amendment No. 7 on the dates set forth below.

OWNER                                           VENDOR

CRICKET COMMUNICATIONS, INC.                    LUCENT TECHNOLOGIES INC.

By: /s/ Glenn Umetsu                            By: /s/ Betty King

Name: Glenn Umetsu                              Name: Betty King

Title: EVP & COO                                Title: Sales Director

Date: 02/01/2005                                Date: 01/26/2005

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                                                                  Amendment No.7

                                  ATTACHMENT A

                                       TO

                                 AMENDMENT NO. 7

                                MOBILITY RTSA SOW

                                  PAGES 1 - 29

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                               LUCENT TECHNOLOGIES

                            AMPS/PCS WIRELESS NETWORK

                       REMOTE TECHNICAL SUPPORT ADVANTAGE
                                     (RTSA)

                  PREMIUM LEVEL SERVICE WITH 100 CTA HOURS PER
                                       ECP

                           [EFFECTIVE JANUARY 1, 2005]

                                       FOR

                          CRICKET COMMUNICATIONS, INC.

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                                TABLE OF CONTENTS

1 INTRODUCTION..............................................................    4

2 TERM/DURATION.............................................................    4

3 REMOTE TECHNICAL SUPPORT ADVANTAGE........................................    4

    3.1 LUCENT RESPONSIBILITIES.............................................    5

    3.2 REMOTE TECHNICAL SUPPORT (RTS) DESCRIPTION..........................    5

        3.2.1 Lucent Tasks/Deliverables.....................................    5

        3.2.2 RTS Performance Objectives....................................    5

        3.2.3 Definition of Severity Levels.................................    6

        3.2.4 Definition of Respond, Restore and Resolve....................    6

        3.2.5 Respond, Restore and Resolve Objectives.......................    7

        3.2.6 Customer Service Delivery Feedback/Escalation.................    7

    3.3 CUSTOMER TECHNICAL ADVOCATE SUPPORT.................................    7

        3.3.1 Description...................................................    7

        3.3.2 CTA Tasks/Deliverables........................................    8

    3.4 BASE RELEASE SOFTWARE AND SERVICE (BRSS)............................    9

        3.4.1 Updates and Upgrades..........................................    9

        3.4.2 License Audit.................................................    11

        3.4.3 Distribution..................................................    11

        3.4.4 Software Delivery.............................................    11

        3.4.5 Pre-Installation Support......................................    11

        3.4.6 Installation Support..........................................    12

        3.4.7 Retrofit Support..............................................    12

    3.5 SOFTWARE SUPPORT POLICY.............................................    12

        3.5.1 Normal Progression/Skipping...................................    12

        3.5.2 Major Release Life Cycle Ratings..............................    13

        3.5.3 Support Availability for Different Software Ratings*..........    14

4. CUSTOMER RESPONSIBILITIES................................................    15

    4.1 CUSTOMER RESPONSIBILITIES CONCERNING LUCENT WEB SITE ACCESS.........    15

5. EXCLUSIONS...............................................................    16

6. ASSUMPTIONS/ELIGIBILITY FOR RTSA.........................................    17

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
    6.1 EQUIPMENT MANUFACTURED, AND INSTALLED BY OR PURCHASED FROM LUCENT...    17

    6.2 OTHER SITUATIONS....................................................    18

    6.3 CUSTOMER'S WARRANTIES OF AUTHORITY..................................    18

    6.3 SUPPORT FOR RELOCATED SOFTWARE......................................    18

    6.5 COMMENCEMENT OF RTSA................................................    19

        6.5.1 General.......................................................    19

        6.5.2 First System..................................................    19

        6.5.3 Additional Systems............................................    19

        6.5.4 Addition of Existing Systems..................................    19

7   GENERAL TERMS...........................................................    19

    7.1 CONDITIONS..........................................................    19

    7.2 CHANGE MANAGEMENT...................................................    20

8  PRICING NOTES............................................................    20

    8.1 DETERMINATION OF PRICING UNITS......................................    20

    8.2 OTHER PRICING CONDITIONS:...........................................    20

9  PRICING..................................................................    22

    9.1 MAINTAINED PRODUCTS FOR RTS AND BRSS................................    22

        9.2 Maintained Products.............................................    22

        9.1.2 Optional Feature Support......................................    22

    9.2 REMOTE TECHNICAL SUPPORT............................................    22

        9.2.1 Pricing Units.................................................    23

10 GLOSSARY.................................................................    23

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1 INTRODUCTION

This Statement of Work (SOW) describes the deliverables, parties' respective responsibilities and other conditions applicable for the provision of Remote Technical Support Advantage (RTSA) by Lucent Technologies Inc. ("Lucent" or "Supplier") for Cricket Communication, Inc. ("Customer" or "Owner").

Lucent's RTSA service consists of remote technical support service (RTS) and Software Update and Software Upgrade service (BRSS) as further described in this SOW, collectively referred to as the "Services".

Performance of the services described in this SOW shall be governed by the terms of that Amended and Restated System Equipment Purchase Agreement between Lucent Technologies Inc. and Cricket Communications, Inc. ("SEPA" "Contract" or "Agreement"). In the event of a conflict between the terms of the Agreement and this SOW, the terms of this SOW shall prevail with respect to the subject matter herein. No obligation to provide a service described herein shall arise unless an order for the service, incorporating the terms of an agreed SOW, has been placed by Customer under a signed governing agreement in place between Customer and Lucent and accepted by Lucent.

Lucent's performance of the Services described below is subject to the assumptions, exclusions and other conditions identified in this document.

                             DESCRIPTION OF SERVICES

2 TERM/DURATION

"TERM" shall refer collectively to the Initial Term and Renewal Terms as described below.

INITIAL TERM: The "Initial Term" will begin on January 1, 2005 and will continue until March 31, 2008. Customer shall place a purchase order to cover the entire Initial Term.

RENEWAL TERM: For as long as Lucent continues to offer RTSA as described in this SOW, Customer's RTS and BRSS programs will automatically renew for successive one-year terms (each a "Renewal Term") unless either party gives written notice of intent to not renew no later than sixty (60) days prior to the expiration of the Term then in effect. The prices and terms of service for a Renewal Term shall incorporate any modifications of which Lucent has provided Customer at least ninety (90) days written notice prior to the start of the Renewal Term. Customer shall place a confirmatory purchase order for each Renewal Term prior to the first day of that Renewal Term.

3 REMOTE TECHNICAL SUPPORT ADVANTAGE

Lucent's RTSA service provides Remote Technical Support (RTS) and Software Patches, Software Updates, and Software Upgrades (BRSS), as available, for the

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Lucent commercially deployed Maintained Products listed in Section 9.1 that are made generally available during the subscription period.

The products for which the service is purchased are sometimes referred to in this SOW as "Maintained Products". The Maintained Products are the products of the types listed in Section 9.1 of this SOW that are commercially deployed and operational in Covered Systems (as that term is defined in Section 10 - Glossary).

RTSA is only applicable in the 50 United States and Canada.

3.1 LUCENT RESPONSIBILITIES

3.2 REMOTE TECHNICAL SUPPORT (RTS) DESCRIPTION

Lucent's RTS service provides remote access to Lucent engineers in support of product-related questions, and diagnostic procedures to restore and resolve network troubles.

SUPPORT LEVELS:

The RTS is offered as a Premium support service, which provides access to remote engineers 24 hours a day, 7 days a week.

3.2.1 LUCENT TASKS/DELIVERABLES

Lucent shall:

      - Log Customer-initiated request for RTS (Assistance Request (AR)). Provide Customer with AR tracking number.

      - Assign AR to a Lucent engineer to serve as single point of contact to facilitate communication and enable rapid restoration of service or technical assistance.

      - Respond to Customer request for product and technical information reasonably required to assist use of the Maintained Products.

      - Troubleshoot network problems, via phone, VPN, or modem connection, down to Maintained Product component level, or sufficiently to exclude Maintained Products as the root cause.

      - Restore Maintained Products to operational status by identifying defective hardware components or providing Software and/or procedural workarounds, where feasible. All Software workarounds are licensed subject to the same terms, restrictions, and limitations as contained in the licenses under which the Software was acquired.

      - Provide 24x7x365 access to product specific Customer support content of the Lucent.com web site. Customer support content may include technical product support information, subscription services, and other self-help facilities, as well as ability to submit ARs and check the status of ARs online.

3.2.2 RTS PERFORMANCE OBJECTIVES

The RTS respond, restore, and resolve performance objectives, established by Lucent, are dependent on the severity level of the request as reported by Customer to the Technical Assistance Center ("TAC") via telephone.

For the Restore & Resolve objectives to apply, the problem must be reproducible at either

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Lucent's location or on Customer's system, verifiable by Lucent. If during analysis Lucent determines the severity level of the problem as reported by Customer to be inaccurate, Lucent reserves the right to request a severity re-assignment. In these instances, i) Lucent will notify Customer and ii) a consensus decision will be reached and a mutually agreed upon severity level will be assigned.

Lucent will use its reasonable efforts to meet the applicable targets set forth in Section 3.2.4 within the stated time or less in 90% of the cases, determined annually. For purposes of determining Lucent's performance against such objectives, a measurement shall be taken once annually after the end of a calendar year for which Customer has paid for the RTSA Program, based on ARs resolved during the measured year. The foregoing measurements shall only be taken with respect to a complete calendar year for which Customer has paid the applicable annual fee.

3.2.3 DEFINITION OF SEVERITY LEVELS

Severity Levels are defined as the condition of the system when Customer submits an AR. Severity Levels are defined below.

      -     SEVERITY LEVEL 1 [* * *].

      -     SEVERITY LEVEL 2 [* * *].

      -     SEVERITY LEVEL 3 [* * *].

      -     SEVERITY LEVEL 4 [* * *].

3.2.4 DEFINITION OF RESPOND, RESTORE AND RESOLVE

            - RESPOND means a Lucent Customer Support Engineer has contacted Customer regarding a particular AR. In the event Lucent is unable to contact the specific Customer contact designated on the AR after three (3) attempts, then Lucent will attempt to contact the Cricket NOC. Prior to the AR being closed Lucent will contact Customer in writing.

            - RESTORE means that the problem is remedied sufficiently to return the product or major feature to operational status. Restore may mean that a temporary fix has been provided to temporarily correct the problem, or that a workaround has been implemented, or a method of restoration has been made available to Customer.

            - RESOLVE means that a solution has been provided to address the issue. This may occur simultaneously with Restore, unless the Restore is by means of a workaround suitable only for temporary use and Lucent determines that a more suitable permanent solution can feasibly be provided.

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3.2.5 RESPOND, RESTORE AND RESOLVE OBJECTIVES

RTS performance objectives for currently supported Maintained Products are outlined in the following tables:

OBJECTIVES(2)                     PREMIUM COVERAGE
-------------                     ----------------
RESPOND                               [* * *]
RESTORE                               [* * *]
RESOLVE                               [* * *]
                                      [* * *]

[* * *]

[* * *]
[* * *]
[* * *]

3.2.6 CUSTOMER SERVICE DELIVERY FEEDBACK/ESCALATION

Customer may escalate a problem or provide feedback or complaints on the RTSA service that is being delivered or has been delivered. RTSA Service Delivery Feedback is for tasks and provision of deliverables specifically defined in this document. Customer may initiate escalation or feedback by calling the TAC number, 1-866-LUCENT8 and ask to create a Delivery Feedback Assistance Request to initiate the process.

3.3 CUSTOMER TECHNICAL ADVOCATE SUPPORT

3.3.1 DESCRIPTION

Lucent will provide the Customer Technical Advocate (CTA) for Customer technical consultation and issue escalation. This support applies to Software in Customer's Covered System. CTA Support services are advisory only and no pre-determined specific results are assured.

Customer will be entitled to a set number of included hours per year of consulting services of the types listed in Section 3.3.2. The consulting services will be performed by CTAs and/or other Lucent consultants to whom a CTA refers the matter. The included hours are for remote assistance during the consultant's normal working hours at the consultant's normal place of business. In cases where RTSA is provided for less than one calendar year (e.g. ECP is deployed or removed from operation as a Pricing Unit), consulting hours are allocated on a monthly basis as noted in Section 0.In such cases where the ECP is deployed less than a full calendar year, unused CTA hours may not be carried over from month to month. In no case may unused hours be carried over to subsequent years. CTA support shall be consistent with that provided to Customer in prior years throughout the term of the Agreement.

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Additional hours and/or on-site consultation may be provided based on availability at Lucent's then standard rate. Such included hours are available for consulting with respect to Software included in the Covered System only (e.g., they may not be used for 3rd Party IS-634 efforts, which if performed will be charged at Lucent's then standard rate or other agreed price.)

3.3.2 CTA TASKS/DELIVERABLES

3.3.2.1 CTA FACILITATION AND REVIEWS

FOR PREMIUM SERVICE WITH 100 HOURS OF CTA SUPPORT PER ECP:

CTAs will monitor all ARs, and will seek to expedite the closure of a limited reasonable number of those ARs that Customer identifies as top priority or that Customer escalates in a user group (e.g., CEMUG) or reported in quarterly conference calls.

3.3.2.2 TECHNICAL CONSULTING AND KNOWLEDGE TRANSFER SUPPORT

The elements of Technical Consulting and Knowledge Transfer Support are summarized in this section. Requests for this support shall be made to Customer's CTA, if any, otherwise to Lucent's Sales Organization serving Customer. If Customer requests support outside of normal business hours (8 am - 5 pm local time where CTA is located), or in excess of the applicable limit, then, except for activities directly and necessarily required to diagnose and/or implement a warranty fix for which Lucent is responsible, Lucent reserves the right to bill Customer for such services.

3.3.2.2.1 CUSTOMER ADVOCACY

While the RTS program is in effect, there will be one or more CTA designated who will:

      - Serve as a single point-of-contact to co-ordinate resolution of multi-product issues and significant Customer issues across organizations.

      - Manage executive escalations and set up executive meetings, if needed.

      - Conduct conference calls(s) with Customer at agreed-upon times to review their ARs and address Customer support issues.

      - Identify and escalate Customer issues, track key Customer commitments and represent Lucent at joint Customer and Lucent conference calls and report card/metric reviews as necessary.

3.3.2.2.2 TECHNICAL INITIATIVES AND PROJECTS

The Lucent consultant may, at Lucent's discretion, assist the Customer in a special initiatives or projects with a duration of no more than eight hours. Under no circumstances can that project or initiative be an existing Lucent service. If Lucent agrees to assist the Customer in that project/initiative, the consultant will act as the primary point of contact and interface with all other Lucent teams, as appropriate.

Some of the activities are:

      - The CTA will work with the Customer to address technical issues associated with major, multi-customer Lucent offers (Customer Technical Initiatives). The CTA will interface to Program Management and development. Some Customer technical initiatives might be an add-on service available at an additional price.

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      -     Support Customer specific projects such as network reviews.

3.3.2.2.3 CAPACITY AND SW PLANNING

The Lucent consultant may assist the Customer with capacity planning and help identify the impact of new Software releases on system configuration and capacity as follows:

      - Understand control mechanisms and critical action/recovery paths for system components.

      - Understand capacity issues and how to measure and manage current capacity.

      - Provide explanation of related technical matters (i.e., critical triggers, smrg, TFC30 for the 5E and the SCME guidelines).

      - Keep the Customer abreast of the new Software releases and Software features. The Lucent consultant may also advise the Customer on each features' capabilities.

3.3.2.2.4 CUSTOMER EDUCATION

The CTA will facilitate training/tele-training and co-ordinate specialized training to the Customer. This does not include teaching classes.

3.4 BASE RELEASE SOFTWARE AND SERVICE (BRSS)

3.4.1 UPDATES AND UPGRADES.

During any period for which Customer has paid the applicable BRSS Program fees, or for which the BRSS Program is provided at no additional charge under the terms of this SOW, Supplier will provide to Customer all Software Updates and Software Upgrades that are made generally available by Supplier during such period. Supplier will notify Customer of the availability of each Software Update and Software Upgrade. Such notifications shall include a description of the content of the Software Update or Software Upgrade to be provided by Supplier including a list of all new Optional Software Features. Supplier shall also notify Customer of preconditions (e.g., additional hardware or software prerequisites) for installing such Software Update or Software Upgrade and/or use of any such new Optional Software Features. The fulfillment of all such preconditions shall be the responsibility of the Customer.

Subject to the provisions of Section 3.5 of this SOW, Supplier shall also update documentation to incorporate new or revised operating procedures resulting from issuance of Software Updates and Software Upgrades.

Software Updates and Software Upgrades shall be individually warranted, as provided in the Software warranty provisions of the governing Agreement, and Customer shall have a right to possess and use Software Updates and Software Upgrades, as provided in the Software licensing provisions of this SOW. Failure to pay any applicable BRSS fees for Software Updates and Software Upgrades shall not void the license granted under this SOW for Licensed Software, including prior Software Updates and Software Upgrades properly in Customer's possession, for which Customer has fully paid all applicable BRSS fees. Customer acknowledges that if Customer fails to continue to pay BRSS

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fees, Customer shall not receive any permanent warranty fixes embodied in subsequent Software Updates and Software Upgrades, but nothing herein shall be deemed to deprive Customer of any program corrections, work around procedures or other temporary or permanent fixes to which Customer may be entitled in respect of Software warranty defects noticed to Lucent during the applicable warranty period. Provided Lucent has delivered a temporary fix to Restore Customer's Maintained Products, Lucent shall not be deemed to be in breach of its Software warranty obligations under this SOW with respect to an identified defect, if Lucent has furnished or intends to furnish, in a timely manner, a permanent warranty fix in a Software Update or Software Upgrade available to Customer, and Customer shall have no claim for refund or credit under such warranty provisions in such circumstances. Nothing herein shall excuse Lucent of any obligation Lucent may have under applicable warranty provisions or RTS Program to use all reasonable efforts to effect such a temporary fix pending a permanent fix.

BRSS entitles Customer to use the features and functionality delivered with Software Updates and Software Upgrades, including, but not necessarily limited to:

            - Software to support system improvements, including performance and operations

            -     Compatibility of existing features with the new release

            -     New base/standard software features and functionalities

            - Platform for Optional Software Features and optional hardware features

            -     Release compatibility with Translations Entry Assistant

            - Permanent and/or temporary fixes of problems in prior Software releases

BRSS does not entitle Customer to use Optional Software Features resident in a Software Update or Software Upgrade, except to the extent that Customer has separately paid the applicable license fees for the use thereof. Nothing in this SOW shall be deemed to require Lucent to make any new specific software features and/or enhancements of Software available as part of Lucent's Software Updates or Software Upgrades. Any Software Updates or Software Upgrades that may be provided by Supplier under the BRSS Program are provided as available. Lucent shall have the sole right to determine whether a new functionality shall be a new base Software feature or functionality or an Optional Software Feature.

Lucent reserves the right to determine the number of Software Updates and Software Upgrades that will be issued each calendar year for each type of Software covered by BRSS. Lucent does not commit that any Software Updates or Software Upgrades will ultimately be released, made generally available and, therefore, provided during the term that Customer subscribes to the BRSS Program. Furthermore, Lucent does not warrant that any specific features or functionality will be included in any Software Updates or Software Upgrades that may be provided under the BRSS prior to the time that a Software Update or Software Upgrade is released and made generally available to all BRSS subscribers. Except as otherwise set forth in the SEPA, nothing herein shall be deemed to deny Lucent the right to discontinue products or Software in accordance with its standard policies and/or the terms of this SOW as applicable

Lucent's current program for Software Upgrades is described in Section 3.5.

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3.4.2 LICENSE AUDIT

Lucent shall have the right to audit Customer's use of the Licensed Materials and/or install self- auditing software which may be activated and monitored remotely (an "Audit"), upon notice to Customer. Lucent may perform such Audit at any time. Customer and its employees, agents and representatives will cooperate with Lucent and take such action to facilitate each Audit promptly (in no case later than five business days) after Lucent's notice to perform an Audit. Software provided to Customer under this SOW may contain optional features, which are separately licensed and priced. Customer shall not activate such optional features without written authorization from Lucent and Customer's payment of the appropriate license fees. If Customer nevertheless activates any optional features without Lucent's authorization, Customer shall notify Lucent within five business days from the date of Customer's knowledge that such features were activated. Customer shall pay Lucent the then current license fees charged by Lucent for the activated features identified as a result of Customer's notice or Audit.

3.4.3 DISTRIBUTION

Software Updates and Software Upgrades shall be delivered by Supplier in such medium (e.g., electronic distribution, CD-ROMs, or tapes) in, as Supplier shall determine in its discretion.

3.4.4 SOFTWARE DELIVERY

Upon receipt of notice of availability of a Software Update or Software Upgrade, Customer may indicate its desire to obtain the update as follows:

3.4.4.1 RETROFITS

Retrofits must be scheduled. Customer may request Retrofits through its Customer Sales representative or CTA.

3.4.4.2 SOFTWARE UPDATES

Customer may request Software Updates that are not retrofits by calling the TAC at (866) LUCENT8 (866-582-3688), or such other location as Lucent may designate. Calls must be made Monday through Friday, Lucent's holidays excluded, during the hours of 8:00AM to 5:00PM, Central Time.

3.4.5 PRE-INSTALLATION SUPPORT

Lucent shall furnish to Customer, documentation (including method of procedure "MOPs" as applicable) relating to Software Updates and Software Upgrades that contains information regarding the preconditions to installation that must be fulfilled by Customer and instructions to be followed during installation. It is Customer's obligation to become familiar with this material prior to commencing any self-installation of a Software Update or Software Upgrade. As part of BRSS, Lucent will, at no additional charge, provide answers to a reasonable number of questions and otherwise provide a reasonable level of pre-installation support to Customer concerning this information and these instructions. Such support is available Monday through Friday, Lucent's holidays excepted, during the hours of 8:00AM to 5:00PM, Central Time. A request for support outside these hours will be treated as non-emergency Assistance Requests and will be charged on a T&M basis.

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3.4.6 INSTALLATION SUPPORT

During Customer's execution of a Software Update or Software Upgrade installation procedure, Lucent shall be available to provide a reasonable level of remote telephone support to resolve encountered problems. Such support shall be available on a 7X24X365 basis by calling the TAC at (866)LUCENT8 (866-582-3688), or such other location as Lucent may designate.

3.4.7 RETROFIT SUPPORT

In addition to standard pre-installation and installation support, Supplier will provide to Customer additional tools and services when a Retrofit is involved if Customer is obtaining BRSS. Retrofits are involved when an ECP Major Release or a 5ESS Major Release is replaced by a newer Major Release. A Retrofit requires the use of specialized software and procedures to evolve existing database translations in order to make a product ready to receive and operate a new Major Release. Retrofit procedures will vary from Major Release to Major Release.

3.4.7.1 ECP RETROFITS

Supplier will provide, as part of BRSS, an On-Site Retrofit ("OSR") software tool that may be run by Customer on Customer's OMP to perform selected activities relating to evolving database translations. If Customer elects to utilize the On-Site Retrofit (OSR) software tool, Supplier, through its ODD Retrofit Group, will provide remote telephonic support for requirements issues and error resolution. This support is available Monday-Friday, Supplier's holidays excluded, during the hours 8:00AM. - 5:00PM, Central Time, by calling the TAC at (866)LUCENT8 (866-582-3688), or such other number as Supplier may designate. Requests for such support outside of these hours will be treated as non-emergency Assistance Requests and are subject to billing on a T&M basis. (Such out-of-hours support is not included as part of BRSS or RTS.)

3.4.7.2 5ESS RETROFITS

Supplier will provide, as part of BRSS, 5ESS Switch Retrofit Software. Procedures will be announced to Customer as appropriate.

3.5 SOFTWARE SUPPORT POLICY

3.5.1 NORMAL PROGRESSION/SKIPPING

Lucent's software is typically designed for sequential Retrofit/upgrade progression (for example, Major Release X to Major Release X+1). In some cases, skip Retrofits may be available (for example, Major Release X to Major Release X+2, skipping Major Release X+1). Lucent makes no commitment that any Major Release can be skipped. Moreover, where skipping is available, additional charges may apply. Customer should evaluate each new release, consider its application, consider the availability of skipping or the lack thereof, and select the software migration plan that best suits its needs.

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3.5.2 MAJOR RELEASE LIFE CYCLE RATINGS

Software ratings apply to Major Releases. Once a Major Release becomes generally available to Lucent's Customers, it begins to migrate through four product ratings during its life cycle; Standard Availability ("SA"), Additions and Maintenance ("A&M"), Limited Availability ("LA"), and Discontinued Availability ("DA"). Differently rated Major Releases are subject to different levels of support and use. The length of time that a Major Release remains at each product rating varies depending upon Lucent's schedule for issuing new Major Releases.

When a Software release has been declared generally available, it moves into the SA stage and remains in that classification until the next sequential Major Release has been declared generally available at which time the original release moves down in rating. For example, once made generally available, Major Release X will remain SA until Major Release X+1 is issued. At that time, Major Release X will move down one rating to A&M. With the issuance of Major Release X+2, Major Release X moves down one rating to LA. With issuance of Major Release X+3, Major Release X will move down to the final DA rating.

Any Software Update that is issued during a rating period will not change or otherwise affect the rating of the Major Release. For example, if while ECP Major Release X is rated SA, Lucent issues a Point Release (X.1) for that release, Major Release X will retain its SA rating. Such Software Update shall be considered part of the Major Release and will have the same rating as that Major Release.

Support for differently rated Major Releases is described in Section 3.5.3

[* * *]

[* * *]

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3.5.3 SUPPORT AVAILABILITY FOR DIFFERENT SOFTWARE RATINGS*

                                SA       A&M      LA       DA
                              -------  -------  -------  -------
SUPPORT
OUTAGE                        [* * *]  [* * *]  [* * *]  [* * *]
NON-OUTAGE                    [* * *]  [* * *]  [* * *]  [* * *]
                              -------  -------  -------  -------
SOFTWARE ISSUED
SOFTWARE UPDATES              [* * *]  [* * *]  [* * *]  [* * *]
                              -------  -------  -------  -------
SOFTWARE MODIFICATIONS MADE+
OUTAGE                        [* * *]  [* * *]  [* * *]  [* * *]
BILLING/CALL PROCESSING       [* * *]  [* * *]  [* * *]  [* * *]
NON-SERVICE AFFECTING         [* * *]  [* * *]  [* * *]  [* * *]
SOFTWARE ENHANCEMENTS         [* * *]  [* * *]  [* * *]  [* * *]
SPECIAL FEATURES              [* * *]  [* * *]  [* * *]  [* * *]
                              -------  -------  -------  -------
PROCEDURES
RETROFIT FROM                 [* * *]  [* * *]  [* * *]  [* * *]
RETROFIT TO                   [* * *]  [* * *]  [* * *]  [* * *]
PROCEDURES ARCHIVED           [* * *]  [* * *]  [* * *]  [* * *]
SUPPORT TOOLS ARCHIVED        [* * *]  [* * *]  [* * *]  [* * *]
NEW START CUTOVER             [* * *]  [* * *]  [* * *]  [* * *]
                              -------  -------  -------  -------
RELEASE SPECIFIC
SOFTWARE MAINTAINED           [* * *]  [* * *]  [* * *]  [* * *]
DOCUMENTATION MAINTAINED      [* * *]  [* * *]  [* * *]  [* * *]
SOFTWARE ARCHIVED             [* * *]  [* * *]  [* * *]  [* * *]
DOCUMENTATION ARCHIVED        [* * *]  [* * *]  [* * *]  [* * *]
                              -------  -------  -------  -------

+ Lucent reserves the right to implement fixes in Software to problems in succeeding Major Releases of that Software.

            1.    Available only if considered a Severity 1 or 2 problem.

            2.    Available only if considered a Severity 1 problem.

            3. Available for attempted recovery only of the most recently DA'd release, using Customer's copy of the Software. Lucent makes no commitment that it can or will provide any fix or work-around by overwrite or any other method. When a Software release reaches DA, Assistance Requests are no longer addressed.

            4.    These are limited to the first year of DA rating.

            5. Limited to the most recent DA'd Release. Any Release older than the most recent DA'd Release will require a Warmstart to migrate to a newer Release.

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4. CUSTOMER RESPONSIBILITIES

Customer shall:

      - Provide the proper environment, electrical and telecommunication connections in conformance with product technical specifications. This includes maintaining capacity and throughput in accordance with specific guidelines of Maintained Products.

      - Ensure that Maintained Products are in operating condition, and operate on current supported hardware and Software releases.

      - Ensure that Maintained Products are maintained with implementation of Software Updates and Class A changes, within a 60-day interval of availability.

      - Maintain product support agreements for 3rd party platforms that interact with Software and/or Maintained Products.

      - Ensure that Lucent and relevant third party software manufacturer's applicable installation, operation, administration, and maintenance instructions are complied with.

      - Move Maintained Products only with Lucent's prior written consent, which consent shall not be unreasonably withheld in the case of movement from one designated processor to another in the same country, and notifying Lucent of the new location of any relocated Maintained Products.

      -     Provide VPN access to Maintained Products.

      - Maintain a procedure external to the software programs for reconstruction of lost or altered files, data, and/or programs.

      - When reporting an AR, include Severity Level of problem and output of any diagnostics, printed logs, already performed to help reproduce the conditions under which the trouble occurred. Identify site ID or contract number, submitter name & location, callback telephone number and/or email address, system name & location, processor location, type and serial number, and alternate contact.

      - Make trained technical staff available for interface to Lucent engineers working an AR to report on-site conditions. Any delay time caused by Customer may be deleted from performance objectives.

      - Purchase of software and hardware maintenance directly from third party or via Lucent resale to maintain non-Lucent platforms which support covered Software.

4.1 CUSTOMER RESPONSIBILITIES CONCERNING LUCENT WEB SITE ACCESS

By accessing any Lucent.com Web site to which Lucent affords Customer access, for or in connection with its technical support service, Customer agrees to the following:

      - Customer shall not enable or permit Web site access to any person other than its employees, without Lucent's prior written consent;

      - If requesting such consent, Customer shall identify to Lucent any non-employee who Customer would like to have access to the Web site, and if requested by Lucent, will provide a copy of a Non-Disclosure Agreement executed between Customer and the non-employee in accordance with the confidentiality terms of the SOW pursuant to which the Maintained Products were supplied. Such agreement will provide, at a minimum, the level of protection provided in this contract. Lucent may refuse consent within its sole discretion;

      - Customer must notify Lucent in writing immediately of any change in the employment or

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            authorization status of any personnel having authorized access to the Web site;

Without limiting Lucent's other rights, Lucent may deny access immediately and in the future to individuals using the Web site other than as permitted. Lucent shall have no liability to Customer on account of such denial.

All notifications described above should be sent to helpdeskcs@lucent.com and should contain the following information:

      -     Company name

      -     User's first and last name

      -     User's email address

5. EXCLUSIONS

RTSA in general does not include items not described in this SOW. Examples of items that are specifically excluded from this scope of work include, but are not limited to:

      - Equipment certification, as required per Lucent's policy on equipment not installed by Lucent, or lapse in RTS coverage that spans more than 90 days, or equipment that has been moved;

      -     Repair or replacement of product components;

      -     Lab and trial support;

      -     On-site technical support:

      -     Performing preventive maintenance for the Maintained Products;

      -     Deployment services, integration services, or custom modifications;

      - Support for custom software features, that is, any features that are not present in the generally available version of the Maintained Products or Software;

      -     Support for third-party software not licensed to Customer by Lucent;

      -     Creating or making corrections to Customer specific reports;

      -     Services to implement CTA recommendations or suggested solutions.

      - Lucent is not responsible for the loss of any data nor for the cost of reconstructing data lost during the performance of RTS service;

      - Making specification changes or performing services connected with installation or relocation of the Maintained Products;

      - Work external to the Maintained Products, whether or not on the designated processor used in conjunction with the Maintained Products;

      - Assistance, including without limitation, modification or replacement of the Maintained Products, repair of damage, or increase in service time caused by or required as a result of any of the following:

            - Failure to continually provide a suitable operational environment with all facilities prescribed by the applicable product specifications document including, but not limited to, the failure to provide or the failure of, adequate electrical power, air conditioning, or humidity control;

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            -     Use of the Maintained Products in a manner not in accordance with its specifications, operating instructions, capacity guidelines, or license-to-use;

            - Failure to properly maintain or backup Software on the Covered System, to observe operating guidelines, to maintain Third-party platforms, software or equipment as described in
                  Section 4.

            - Accident; disaster, which shall include, but not be limited to, fire, flood, earthquake, water, wind or lightning; transportation difficulties; terrorism or other hostile action; neglect; or misuse; except as follows: In the event of a service interruption caused by accident, disaster, or terrorism Lucent will make every commercially reasonable attempt to restore service on the Maintained Products. If, however, service is not restored within 12 hours, Lucent and Customer will mutually agree on next steps to be taken, which may include the purchase of disaster recovery services to restore service. Additionally, the commercially reasonable efforts contemplated by the provision do not include the provision of new or additional hardware or software or performance of on-site services, which if available would require payment of additional charges;

            - Modifications, maintenance, or repair performed by other than Lucent designated personnel, including charges not authorized by Lucent in the Maintained Product or software or the hardware or the software environment in which the Maintained Product or software operates, including without limitation the introduction of updates of third party software or hardware that have not been validated by Lucent;

            - Attachment of unspecified or non-approved products to the Maintained Products, or failure of a processor or other equipment or software not maintained by Lucent, or failure of removable or rotating storage media;

            - Database problems: If the condition is determined to be the result of corruption of the Maintained Product's database, and such corruption is not the direct result of the Maintained Products, the condition will be referred back to Customer. However, if corruption is the result of, or caused by, Lucent's Maintained Products, Lucent shall manage the resolution of the problem, at no additional charge;

            - Hardware/firmware problems: When a condition has been isolated to a hardware or firmware problem on a product that is not covered under this SOW, the condition will be referred back to Customer for disposition under whatever maintenance arrangements Customer may have for such hardware or firmware;

            - Other/interfacing systems problems: If the condition is determined to be caused by systems other than the Maintained Products, including, but not limited to, systems that interface with the Maintained Products, the condition will be referred to Customer for corrective action unless the other system(s) has been furnished by Lucent, in which case Lucent shall manage the resolution of the problem.

6. ASSUMPTIONS/ELIGIBILITY FOR RTSA

6.1 EQUIPMENT MANUFACTURED, AND INSTALLED BY OR PURCHASED FROM LUCENT

RTSA is offered only for Software purchased from Lucent residing on equipment manufactured by Lucent or for Lucent pursuant to specifications controlled by Lucent. Standard Base Software Releases furnished by Supplier are eligible for updating and related services under BRSS without initial evaluation by Supplier, provided BRSS commences not later than the end of the applicable warranty period for the respective Software.

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Equipment and Software in the Covered System must have been purchased directly from Lucent or a Lucent authorized supplier, installed and/or integrated by Lucent. Equipment and Software in the Covered System not meeting this criteria is subject to Lucent observation and/or eligibility test. Such observation and eligibility test will be available only at a separate fee and will be billed at Lucent's then standard rate.

6.2 OTHER SITUATIONS

In all other situations, software shall not be eligible for RTSA until Lucent, at its option, has made an initial evaluation to determine whether modifications are required to make the software eligible. Billing to Customer for such observations will be on a time and material basis. If, in Lucent's judgment, modifications are required for eligibility, Lucent will provide an estimate to Customer of the costs of making such modifications, including the price for updating the software to a current, supported Standard Base Software Release. Upon Customer's acceptance of the estimate, Customer will be billed based on Lucent's estimate for such evaluation, and any such modifications furnished by Lucent. Software will not be eligible for RTSA unless Lucent determines that the software is in good working order in accordance with its specifications and can be maintained in such condition.

6.3 CUSTOMER'S WARRANTIES OF AUTHORITY

Customer warrants, as a condition of eligibility, that Customer is the owner or lessor of any equipment that runs the Software for which RTSA will be provided under this SOW, or that Customer has the equipment owner's written authorization to operate such equipment and obtain such support services under this SOW. Customer further warrants that Customer is the licensee of the Software for which BRSS will be provided under this SOW and is complying with the terms of the license.

AMPS/PCS System Level Support RTSA Service is available only on a system basis as defined by Maintained Products in Section 9.1. Customer must maintain the same support coverage under this SOW for all of the Maintained Products in all of its markets; and each system must be operating on a release within the constraints described in Section 3.5.2 above. .

6.3 SUPPORT FOR RELOCATED SOFTWARE

Software to be supported by Supplier under this SOW, which is moved to another Designated Processor of Customer within the Franchised Area, and Software which is moved together with its Designated Processor to another location of Customer's within the Franchised Area, shall continue to be covered by Customer's BRSS, provided that Supplier has received thirty (30) days prior written notice of such relocation and Customer agrees to pay additional charges if the move increases Supplier's costs or expenses of providing BRSS.

Lucent reserves the right to inspect (one time) the Software as installed at the new location to determine its eligibility for support as provided in Section 0 of this SOW. Lucent further reserves the right to supervise the unloading (if any) of the Software from the processor and the reinstallation of the Software at the new installation location. If Lucent chooses to perform the above stated inspection and/or supervisions, Lucent shall be entitled to be compensated for such services at Lucent's then standard rate.

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6.5 COMMENCEMENT OF RTSA

6.5.1 GENERAL.

RTSA may be ordered only for an annual period effective on January 1 of the succeeding calendar year. Certain of the RTSA program benefits are subject to allocation as provided in Section 8.2.

This general provision is subject to certain special rules set forth in this section.

6.5.2 FIRST SYSTEM

If this SOW provides for Lucent supply of Customer's first system(s) comprised of Lucent's equipment, then upon payment of the Initial Operating Fees for the Software in such system(s), Customer shall be entitled to this RTSA Program until the end of the calendar year in which the first of such systems is deployed. This support starts on the day that installation and integration of the system is complete, when Lucent performs the installation of the system. If Lucent does not install all of the system, such support will be provided only upon written request of Customer made within thirty (30) days of completion of installation of the system and after the system has been deemed eligible for such support, as provided in Section 6 above.

6.5.3 ADDITIONAL SYSTEMS

If Customer has existing systems covered by RTSA Program, any new Lucent manufactured or furnished system, deployed by Customer whether or not purchased from Supplier under this SOW, shall receive RTSA Program coverage at the same level, at no additional charge, for the remainder of the calendar year in which the deployment occurs. This support starts on the day that installation and integration of the system is complete when Lucent performs the installation of the system. If Lucent does not install all of the system, such support will be provided only upon written request of Customer made within thirty (30) days of completion of installation of the system and after the system has been deemed eligible for such support, as provided in Section 6.2.

6.5.4 ADDITION OF EXISTING SYSTEMS

Notwithstanding Section 6.6.3 above, if Customer obtains from any third party additional existing systems by purchase, lease, merger or otherwise, such acquired systems shall not automatically be included in the group of Customer's systems covered by RTSA. However, upon request of Customer, which Lucent shall not unreasonably withhold or delay, and subject to mutual agreement as to fees and other appropriate terms and conditions, such existing systems may be so included. This support starts only after the existing system has been deemed eligible for such support, as provided in Section 6.2 above.

7 GENERAL TERMS

7.1 CONDITIONS

Unless otherwise stated in previous sections of this SOW, the following applies to all services:

      - Lucent reserves the right to determine which qualified personnel to assign to perform Services. Lucent personnel shall at all times be subject to the employment conditions of Lucent and not those of Customer.

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      -     Lucent may use proprietary tools and software for providing this service. The stated price does not include the sale, licensing or transfer of such tools or software to Customer.

      - All work will be performed during normal business hours - 8:00AM to 5:00PM, local time, Monday through Friday - unless different working hours/schedule have been noted in the appropriate service description Section 3.5.3 or other written agreement of the parties.

7.2 CHANGE MANAGEMENT

The pricing in this SOW is based upon performance of the tasks and provision of deliverables specifically defined in this document. Requests for additional work activities that are not described in this document, including Customer-required overtime or night work, or the application of any different or additional criteria or testing in connection with any services or deliverables, are subject to acceptance by Lucent and will entail additional charges to Customer. Certain matters may require a new quotation under a separate SOW. If Lucent agrees to perform additional work activities under a SOW, Customer shall execute a Change Order in accordance with Lucent's Change Management Process to confirm the schedule impact and Lucent's authorization to perform and bill for such work activities.

8 PRICING NOTES

8.1 DETERMINATION OF PRICING UNITS

RTSA is based upon an annual fee payable in advance. The RTSA fees for the annual period will be determined by using the number of appropriate Pricing Units as defined in Section 0. Promptly following December 31 of the each calendar year, Customer shall provide to Lucent in writing a count of the applicable Pricing Units as of said date. Such count is subject to verification by Lucent, and to certain special rules set forth in Sections 6.5. Customer grants Lucent the right to use any information learned by Lucent in performing services under this SOW in connection with any verification activities.

8.2 OTHER PRICING CONDITIONS:

      - Prices quoted in this SOW are valid for 60 days from the date of this document.

      -     All prices are in $US, unless stated otherwise.

      - Pricing is valid through the term of the Agreement, not to exceed March 31, 2008 unless otherwise agreed in writing by the Parties.

      - Lucent will invoice Customer for RTSA services prior to the commencement of services for the calendar year, and will invoice subsequent year in advance prior to the start of each year. All invoices rendered shall be due and payable within thirty (30) days of the date of invoice.

      - Unused services in a calendar year will not be carried over to a subsequent year.

      - When a RTSA program is provided for less than a full year, the following adjustments apply:

      - Customer will be entitled to 1/12th of the annual Consulting services hours for each full month during which the Customer will be receiving RTSA program Service, provided Customer RTSA program is subscribed to for less than one calendar year.

      - Addition of Existing Software: If Customer obtains from any third party additional existing systems then providing service to the public, by purchase, lease, merger or otherwise, such acquired systems shall not automatically be included in the group of Customer's

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            systems, if any, then covered by RTSA. Upon request of Customer,
            Lucent will provide Customer a quotation including such acquired systems in the RTSA service.

      - Lucent may consistent with the termination provisions of the Agreement suspend performance of any RTSA service under this SOW during any period when an invoice rendered hereunder remains unpaid past its due date.

      - Pricing for RTS and BRSS service is detailed in Section 9.2 of this document..

      - The annual RTSA services pricing may be increased for Renewal Terms. Lucent shall notify Customer in writing of the price increase no later than 90 days prior to the end of the then-current calendar year of the Initial Term or Renewal Term, as applicable (a) The RTSA pricing is exclusive of and does not include charges for any integration services, custom modifications, and installation of Software Updates, Software Upgrades, or Software Patches. (b) Customer agrees to reimburse Lucent for all reasonable travel, living, and other related out-of-pocket expenses associated with all RTSA services provided by Lucent to the extent any travel is requested by Customer or is necessary to provide any requested Services.

      - Additional charges may apply if performance or completion of the service is delayed for any reason attributable to Customer. In such cases, Customer agrees to authorize: (a) Lucent's billing for such work activities on a time and material basis at Lucent's then current standard rates and subject to any applicable per incident and/or minimum hourly billing requirements then in effect and/or (b) the schedule extension attributable to the delay.

      - It is a condition of this service that during the term the service is ordered and for a period of one (1) year thereafter, Customer agrees not to solicit any Lucent employee or contractor for employment or to enter into a separate consulting or contracting relationship with such employee if such person was introduced to Customer as a result of the performance of the services described in this contract. A general advertisement or a request for employment initiated exclusively by an employee or contractor shall not be considered a solicitation for purposes of this provision

      - Prices are based upon purchase of the Services for the entire agreed Term. Accordingly, and notwithstanding any other provision of the Agreement, there is no right by Customer to terminate this SOW or any order for convenience during the course of the Initial Term or any Renewal Term.

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9 PRICING

9.1 MAINTAINED PRODUCTS FOR RTS AND BRSS

      The services described in this SOW are for the following Software products used in Customer's AMPS and PCS network. The pricing and terms of support of software not described in this section, including software developed by Lucent, for Lucent pursuant to Lucent specifications, or Third-party software resold by Lucent may be added to this SOW or covered under a separate SOW as mutually agreed between the parties.

9.1.1 MAINTAINED PRODUCTS

      -     Operating Software for each ECP (Executive Cellular Processor)

      -     Operating Software for each Operations and Maintenance Processor
            (OMP).

      - The following operating Software for each 5ESS(R)Switch Manager (Administrative Module)

      -     Operating Software for each Applications Processor (AP)

      -     Operating Software for Flexent Cells

      - WatchMark(TM) Prospect Software (the three most recent GA'd releases)

      - Feature Software over and above the base feature Software included in the respective operating Software packages set forth above.

      - Software Updates and Software Upgrades to the Software packages set forth above.

      -     Such other software as Supplier may agree in writing.

9.1.2 OPTIONAL FEATURE SUPPORT

RTSA covers the on-going maintenance of Optional Software Features for those features, and for which the Customer has paid the applicable separate license fee. This maintenance is available for all Optional Software Features.

9.2 REMOTE TECHNICAL SUPPORT

Pricing is determined by the Customer's network configuration and is based upon the number of Pricing Units as indicated below. These prices are subject to change based upon changes in

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Customer's configuration. In the event of such configuration changes, the prices may be adjusted accordingly and will be effecting immediately upon such configuration change. In December of the covered year, Lucent will assess the system to ascertain configuration changes that may have occurred during the year and, may adjust prices accordingly. In the event additional payment is due, Lucent will invoice Customer within thirty (30) days after year-end.

RTS PREMIUM SERVICE INCLUDING 100 CTA HOURS PER ECP

                                           RTSA 1-1-05 - 3-31-08 -
PRICING UNIT                                  PRICE PER [* * *]
------------                               -----------------------
    ECP                                          [* * *]

ATTACHMENT A: LUCENT TECHNOLOGIES MAINTENANCE SERVICES START FORM

                  THE COMPLETION OF THE ABOVE PRICING SECTION DOES NOT PRECLUDE THE REQUIREMENT OF COMPLETING ATTACHMENT A. The Lucent Technologies Maintenance Services Schedule MUST be completed when the Customer contracts for any Lucent maintenance services to ensure entitlement is properly established for Customer. This completed form must go through the appropriate ordering channel. Lucent Order Management personnel use this form to log/enter the Customer's order into the system for access by other Lucent Logistics, Call Receipt, Entitlement, Knowledge Based Systems, and Welcome Centers. This form is included as part of the Customer's SOW and legal contract. For legal purposes, Lucent also maintains a copy of this completed form as part of the legal maintenance agreement in the order management systems/files.

   Ordering Instructions

      -     Quote Number :

      -     OI Codes :

9.2.1 PRICING UNITS

For purposes of SOW the number of [* * *] shall be the basis for the Pricing Units.

9.2.1.1 COUNT OF [* * *]

Fees related to [* * *].

      -

10 GLOSSARY

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For purposes of this SOW, the following additional definitions shall apply:

1xEVDO means 1x Evolution (Data Only), a high-speed data solution supporting data rates up to 2.4mbits/second.

"7X24X365" means seven days a week, 24 hours a day and 365 days a year.

"Assistance Request" and "AR" means a request for RTS support, as described in
Section 0 of this SOW.

"BRSS Program" and "BRSS" means the optional program under which Supplier offers to Customer, Major Releases, Point Releases, Software Updates and Crafts for software for which Customer has paid the applicable Fee, as more particularly described, as more particularly described in this SOW.

"Covered Systems" means those AMPS and PCS systems operated by Customer in the Franchised Area which, at the time of determination for purposes of this SOW, are served by ECPs and is limited to the Maintained Products.

"Craft" means a small software release containing a collection of minor software changes to a Major Release. Typically a Craft is less extensive than those included in Point Releases or Software Updates.

"Customer Technical Advocate" and "CTA" means a person assigned by Lucent pursuant to Section 3.3.

"Designated Processor" means the Product for which licenses to Use Licensed Materials are granted.

"ECD" means Equipment Configuration Database.

""ECP" means a Lucent-manufactured Executive Cellular Processor installed in any of Customer's PCS or AMPS systems in the Covered Systems, whether or not such ECP was installed by or sold to Customer by Supplier, and regardless of the technology supported by such ECP (e.g., analog, and CDMA).

"First System" means the initial equipment in a new market that completes installation and integration, rendering it commercially viable. The initial equipment may comprise of at least one CDMA ECP and its associated Base Station or one 1xEVDO-RNC and its associated Data Cell for which Customer has been invoiced.

"Franchised Area" means the area(s) for which the Federal Communications Commission in the United States or a comparable government agency has granted a permit to construct and operate one or more CDMA system(s), including any non-designated areas contiguous to the Franchise Area, and in which, under such agency's applicable rules, Customer will be able to provide a wireless telecommunications service in such area(s) utilizing such system(s).

"Initial Operating Fees" (IOF) means those fees paid upon initial provision of software for the right to use such software. Such a fee includes RTSA for the remainder of the first calendar year of use.

"Major Release" means an issue of software, which significantly adds to, improves or enhances existing base or standard software features and capabilities of the prior Major Release involving more extensive changes to the underlying source code or the user interface than is the case in a Point Release or a Craft. A Major Release may also correct defects in earlier releases. The term

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"Generic Release" is synonymous with Major Release. A Major Release may also provide new optional software features, which Customer may acquire for additional license fees.

"ODD" means Office Dependent Data.

"OMP-FX" is the Operation and Maintenance Platform for Flexent installed in any of the Customer's 1xEVDO Data Networks in Covered System.

"Optional Software Feature" means a feature or functionality of software resident in a Major Release but which is not licensed to Customer as part of BRSS and is available for use by Customer only if Customer pays the applicable separate license fee therefore.

"Pick-A-Pack Program" means the optional program under which Lucent allows Customer to license optional software features in a Pack for a single price. Refer to the Pick-A-Pack Program materials for more details.

"Point Release" means a superseding issue of software, which adds to, improves or enhances existing features and capabilities of the Major Release of the software with which it is associated. A Point Release may also correct defects in earlier releases.

"Pricing Units" mean the pricing elements that are used to compute annual fees for the RTSA Service, as described in Section 9.2 of this SOW.

"Remote Technical Support" "RTS" mean the collection of post-deployment support services provided under this SOW as defined in this SOW.

"Retrofit", means a replacement of an existing Major Release (including any subsequently issued Point Releases) with a Software Upgrade that constitutes a new Major Release. Retrofits require modifications of the ODD and/or the ECD.

"Severity 1", "Severity 2", "Severity 3" and "Severity 4" mean the severity levels described in this SOW.

"Software" means a computer program consisting of a set of logical instructions and tables of information, which guide the functioning of a processor; such program may be contained in any medium whatsoever, including hardware containing a pattern of bits representing such program, but the term "software" does not mean or include such medium.

"Software Update" means a partial update of existing software provided to Customer in consideration of Customer's payment of BRSS fees, and containing one or more of the following, in any combination: (i) improvement in basic call processing capabilities, as well as basic system operation and maintenance, (ii) changes to maintain compatibility between a new system release and features existing in a prior system release (when initially introduced, a new system release may not always be fully compatible with features available immediately prior to such release), (iii) a platform for optional software features, and
(iv) consolidations of periodic fixes and overwrites. A Software Update can also be a Point Release or a Craft, if it meets any of those definitions. Lucent does not commit that any Software Updates will ultimately be released, made generally available and therefore provided during the term that Customer subscribes to the BRSS Program. Furthermore, Lucent does not warrant that any specific features or functionality will be included in any Software Updates that may be provided under the BRSS Program prior to the time that a Software Update is released and made generally available to all BRSS subscribers

"Software Upgrade" refers to a Major Release provided to Customer in consideration of Customer's payment of BRSS fees. In addition to the four Software Update criteria

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mentioned above, a Software Upgrade may also provide infrastructure changes. A
Software Upgrade differs from a Software Update in that only a Software Upgrade can provide infrastructure changes. Lucent does not commit that any Software Upgrades will ultimately be released, made generally available and therefore provided during the term that Customer subscribes to the BRSS Program. Furthermore, Lucent does not warrant that any specific features or functionality will be included in any Software Upgrades that may be provided under the BRSS Program prior to the time that a Software Upgrade is released and made generally available to all BRSS subscribers.

"Standard Base Software Release" means the two most recent Major Releases that have been declared generally available. For example, if Major Release X is the latest GA release, it and Major Release X-1 are considered Standard Base Software Releases.

"T&M basis" means time and material, at Lucent's then prevailing rates.

"Third Party Software" means software developed and owned by a third party using their own specifications and licensed to Lucent. Any third party warranties are a pass through to Customer.

"TAC" means Lucent's Technical Center or equivalent designated center. Lucent reserves the right to provide the services described herein from one or more such centers.

"Warmstart" means the service under which Lucent will provide the support services necessary to upgrade (evolve) Customer's ECP and 5ESS databases if the Covered System is not on the necessary software release as defined in this SOW.

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                                   SCHEDULE 1

                                       TO

                                 AMENDMENT NO. 7

                        2005 RTS-A FEES FOR CBS AND PSAX

                                     1 PAGE

     [One Page of Proprietary and Technical Information Deleted Pursuant to
                         Confidential Treatment Request]

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